Exhibit 5


December 28, 2000



Motorola, Inc.
1303 E. Algonquin Road
Schaumburg, Illinois  60196

Ladies and Gentlemen:

     I refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Motorola, Inc., a Delaware corporation ("Motorola"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to Motorola Management Deferred Compensation Plan Obligations ("Obligations") to be issued from time to time by Motorola in connection with the Motorola Management Deferred Compensation Plan (the "Plan"). This opinion relates to the Obligations covered by the Registration Statement.

     I am Vice President, Corporate and Securities in the Law Department of Motorola and as such have acted as counsel to Motorola in connection with preparation of the Registration Statement and the Plan. As such counsel, it is my opinion that these Obligations when issued or sold in accordance with the Plan, will be valid and binding obligations of Motorola, enforceable in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general principles of equity. In arriving at the foregoing opinion, I have examined and relied upon, and am familiar with, originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of officers of Motorola and of public officials, and other instruments as I have deemed necessary or appropriate for the purposes of the opinion set forth above.

     I consent to the use of this opinion as an exhibit to this Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                   Very truly yours,

                                   /s/Carol H. Forsyte
                                   Carol H. Forsyte
                                   Vice President Corporate and
                                   Securities